                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

          Filed by the Registrant [X]                [ ] Confidential, for Use
          Filed by a Party other than the                of the Commission Only
          Registrant [ ]                                 (as permitted by Rule
                                                         14a-6(e)(2))
          Check the appropriate box:
          [ ] Preliminary Proxy Statement
          [X] Definitive Proxy Statement
          [ ] Definitive Additional Materials
          [ ] Soliciting Material Pursuant to section 240.14a-11 or section
              240.14a-12

                               BMC Software, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set for the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

(3) Filing Party:
                 ---------------------------------------------------------------

(4) Date Filed:
               -----------------------------------------------------------------

                           [BMC SOFTWARE, INC. LOGO]

               NOTICE OF 2001 ANNUAL MEETING AND PROXY STATEMENT

                                 July 23, 2001

To Our Stockholders:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders to be held on Monday, August 27, at 10:00 a.m. at the Company's Headquarters in Houston, Texas. At the meeting, in addition to acting on the matters described in the attached proxy statement, there will be an opportunity to discuss other matters of interest to you as a stockholder.

     Stockholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you also may vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope.

                                            Very truly yours,

                                            /s/ B. GARLAND CUPP
                                            B. Garland Cupp
                                            Chairman of the Board

                             YOUR VOTE IS IMPORTANT

                       Please Vote by Using the Internet,
               the Telephone, or by Signing, Dating and Returning
                            the Enclosed Proxy Card

                           [BMC SOFTWARE, INC. LOGO]
                               BMC SOFTWARE, INC.
                                 HOUSTON, TEXAS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 27, 2001

To the Stockholders of BMC Software, Inc.:

     The annual meeting of stockholders of BMC Software, Inc., a Delaware corporation, (the "Company"), will be held at 2101 CityWest Boulevard, building two, in the auditorium, Houston, Texas, 77042-2827 on August 27, 2001 at 10:00 a.m., Central Daylight Time, for the following purposes:

          1. To elect eight directors of the Company, each to serve until the next annual meeting or until his respective successor has been duly elected and qualified;

          2. To ratify the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent accountants; and

          3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     A record of stockholders has been taken as of the close of business on July 9, 2001, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof. A list of stockholders will be available commencing July 13, 2001 and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 2101 CityWest Boulevard, Houston, Texas 77042-2827 and at the time and place of the annual meeting.

                                            By Order of the Board of Directors,

                                            /s/ ROBERT H. WHILDEN, JR.
                                            Robert H. Whilden, Jr.
                                            Secretary

July 23, 2001

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU MAY VOTE YOUR SHARES BY VOTING ELECTRONICALLY VIA THE INTERNET, BY A TELEPHONE VOTE, OR BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD. PLEASE SEE THE ACCOMPANYING INSTRUCTIONS FOR DETAILS ON ELECTRONIC AND TELEPHONE VOTING. VOTING PROMPTLY WILL ASSIST THE COMPANY IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION. IN ADDITION, BECAUSE VOTING ELECTRONICALLY VIA THE INTERNET IS THE LEAST COSTLY OPTION FOR THE COMPANY, WE ENCOURAGE YOU TO USE THIS METHOD OF VOTING.

     BY SUBMITTING YOUR PROXY (EITHER BY VOTING ELECTRONICALLY VIA THE INTERNET, BY A TELEPHONE VOTE, OR BY EXECUTING AND RETURNING THE PAPER PROXY CARD), YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, REGARDLESS OF WHETHER YOU HAVE SUBMITTED A PROXY. IN ADDITION, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS EXERCISE AT THE MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE COMPANY'S SECRETARY OR BY SUBMITTING A LATER-DATED PROXY.

     THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS WILL BE MADE AVAILABLE ON THE INTERNET (WWW.BMC.COM/INVESTORS/REPORTS.HTML) ON OR ABOUT JULY 23, 2001.

                               BMC SOFTWARE, INC.
                            2101 CITYWEST BOULEVARD
                           HOUSTON, TEXAS 77042-2827

                                 JULY 23, 2001

                                PROXY STATEMENT

                              GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement is furnished to the stockholders of BMC Software, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board"). The proxies are to be voted at the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 2101 CityWest Boulevard, building two, in the auditorium, Houston, Texas 77042-2827, at 10:00 a.m., Central Daylight Time, on August 27, 2001, and any adjournment thereof, for the purposes set forth in the accompanying notice. The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by the Company will be voted with respect thereto in accordance with the best judgment of the persons designated as the proxies. This proxy statement and the accompanying form of proxy have been mailed to stockholders on or about July 23, 2001.

RECORD DATE AND VOTING RIGHTS

     As of July 9, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 247,145,826 shares of the common stock, $.01 par value, of the Company (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. A majority of the outstanding shares will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as a vote against the proposals, whereas broker non-votes are not counted for purposes of determining if a proposal has been approved.

VOTING OF PROXY; REVOCABILITY

     Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted FOR the election of the nominees named herein to the Board and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants. Any proxy may be revoked at any time prior to its exercise by delivery to the Secretary of the Company of written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

ANNUAL REPORT

     An Annual Report to Stockholders on Form 10-K (the "Annual Report"), containing financial statements for the fiscal year ended March 31, 2001, accompanies this proxy statement.

     Stockholders are referred to the Annual Report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this proxy statement and is not deemed to be a part hereof.

                        ITEM ONE: ELECTION OF DIRECTORS

NOMINEES

     Each of the persons named below has been nominated for election as a director of the Company until the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Each of the nominees listed below was elected by the stockholders at the last annual meeting, other than Mr. Beauchamp who was appointed to our board of directors on January 4, 2001 and Mr. Barfield who is standing for election to the Board for the first time. All directors serve one-year terms. No proxy may be voted for more persons than the number of nominees listed below. Shares represented by all duly executed proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all the nominees named below. The Board knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, the shares represented by duly executed proxies received by the Company will be voted for the election of a substitute nominee selected by the Board. The nominees receiving a majority of the votes cast at the Annual Meeting will be elected as directors. Stockholders may not cumulate their votes in the election of directors.

     Certain information concerning the nominees is set forth below:

                                                                                   DIRECTOR
NAME                          AGE       POSITION AND OFFICES OF THE COMPANY         SINCE
----                          ---       -----------------------------------        --------
B. Garland Cupp............   60    Chairman of the Board                            1989
Robert E. Beauchamp........   41    Director, President and Chief Executive          2001
                                    Officer
Jon E. Barfield............   50    None                                             --
John W. Barter.............   54    Director                                         1988
Meldon K. Gafner...........   53    Director                                         1987
L. W. Gray.................   64    Director                                         1991
George F. Raymond..........   64    Director                                         1987
Tom C. Tinsley.............   48    Director                                         1997

     Mr. Cupp was employed by the American Express Corporation from 1978 to 1995 in various executive positions, his last position before retiring in 1995 was Executive Vice President -- TRS Technologies and Chief Information Officer at the Travel Related Services subsidiary of American Express Corporation. Mr. Cupp is currently a private investor. Mr. Cupp is Chairman of the Board of Apex Mortgage Company, a bank holding company, and a director of Edmond Bank and Trust Company.

     Mr. Beauchamp has served as President and Chief Executive Officer since January 2001. From August 1997 to January 2001, he served as Senior Vice President, Research & Development and as Senior Vice President, Product Management and Development. He has been employed by the Company since 1988, when he joined the Company as a senior sales representative. During his employment with the Company he has served in various senior sales, marketing and strategic planning positions.

     Mr. Barfield is the Chairman and President of The Bartech Group, Inc., one of the nation's largest minority-owned providers of contract employment and related staffing services. Mr. Barfield is a director of National City Corporation, Tecumseh Products Company and Granite Broadcasting Corporation.

     Mr. Barter is a private investor. He is a director of Viatronix, Inc., a producer of virtual imaging systems for medical applications. He served as a director of Kestrel Solutions, Inc. from October 1998 to May 2001 and as CFO from January 2000 to May 2001. Mr. Barter was employed from 1977 until his retirement in December 1997 with AlliedSignal, Inc. in various financial and executive capacities. From July 1988 to September 1994 he served as Senior Vice President and Chief Financial Officer of AlliedSignal, Inc., and from October 1994 to December 1997 he served as Executive Vice President of AlliedSignal, Inc. and President of AlliedSignal Automotive.

     Mr. Gafner is Chairman of the Board of Kestrel Solutions. Kestrel Solutions is a privately held developer of high-speed fiber optic communications systems for advanced public and private networks. He was President, CEO and Chairman of the Board of Comstream Corporation, a manufacturer of high-speed satellite earth stations for data distribution, from July 1988 to July 1997.

     Mr. Gray is a private investor. He was employed from 1961 to 1987 by the International Business Machines Corporation ("IBM") in various executive capacities including President, National Marketing Division. He was a corporate vice president of IBM from 1983 to 1987.

     Mr. Raymond is a private investor and a director of several public and privately held software companies. He founded Automatic Business Centers, Inc. ("ABC"), a payroll processing company, in 1972 and sold the company to CIGNA Corporation ("CIGNA") in 1983. Mr. Raymond and other members of ABC's management repurchased ABC in 1986 from CIGNA and sold ABC to Automatic Data Processing Corporation in 1989. Mr. Raymond is a director of DocuCorp International, Inc. and Atlantic Data Services, Inc.

     Mr. Tinsley is a Partner with General Atlantic Partners, a private equity investment firm. From November 1995 to July 1999, he served in various executive positions at Baan Company N.V., a leading provider of enterprise software applications. Most recently, he served as Chairman and Chief Executive of the Management Board of Baan. Prior to joining Baan, he was a Director at McKinsey & Company, Inc., where he was employed for eighteen years. Mr. Tinsley is a director of Meta-4, Philanthropic Research Inc., Internosis, Ztango.com, X-changing and Avisent.

BOARD ORGANIZATION AND MEETINGS

     The Board met fifteen times in fiscal 2001. No Board member attended fewer than 75% of the total number of meetings of the Board and of the committees on which he served.

     The Board has established an Audit Committee, Compensation Committee, Executive/Governance Committee and Nominating Committee to act on behalf of the Board and to advise the Board with respect to specific matters. The responsibilities of these committees are as follows:

     Audit Committee. The Audit Committee is comprised entirely of independent directors. The Audit Committee has been established to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's internal control process and the adherence to corporate policies and procedures. The Audit Committee's duties include providing oversight of the financial reporting process and practices and management's responsibility for the integrity, accuracy and objectivity of the Company's financial reports; recommending to the Board the appointment of the Company's independent public accountants; and overseeing the adequacy and reports of the Company's internal auditors. Messrs. Raymond, Barter and Gray are members of the Audit Committee, which held four meetings in fiscal 2001. Each of the members of this committee attended at least 75% of the meetings.

     Compensation Committee. The Compensation Committee is comprised entirely of independent directors. The Compensation Committee's function is to establish the compensation strategy and policy for the Company; oversee the performance evaluation and compensation for executive officers of the Company; and oversee the establishment of competitive management programs and employee compensation and benefit plans. Messrs. Gafner, Cupp and Tinsley are members of the Compensation Committee, which held eight meetings in fiscal 2001. Each of the members of this committee attended at least 75% of the meetings.

     Executive/Governance Committee. The Executive/Governance Committee's function is to exercise interim power and authority to act on behalf of the Board when it may not be practical for the full Board to meet on certain matters; provide consultation to the Chief Executive Officer; and set board agendas and ensure that the Board is kept fully advised of business and corporate matters. The Executive/Governance Committee was established in January 2001 and held no meetings in fiscal 2001. Messrs. Cupp, Gafner, Raymond and Beauchamp are members of the Executive/Governance Committee.

     Nominating Committee. The Nominating Committee is comprised entirely of independent directors. The Nominating Committee's function is to review and nominate candidates to serve as directors of the Company; oversee the Company's executive succession and management development plans; review and make recommendations to the Board as to the Board size, director qualifications and tenure policies; and evaluate the overall performance of directors. The Nominating Committee was established in January 2001 and held no meetings in fiscal 2001. Messrs. Tinsley, Barter, Cupp and Gray are members of the Nominating Committee. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company, giving the recommended candidate's name, biographical data, and qualifications.

COMPENSATION OF DIRECTORS

     Board members (other than those employed by the Company) receive a fixed annual fee of $25,000, $3,000 for each Board meeting attended, $1,000 for each Committee meeting attended and are entitled to be covered by the Company's medical plan. All board members are reimbursed for travel and certain other expenses incurred in connection with their duties as directors of the Company.

     The Company provides for automatic grants of "nonqualified" stock options to nonemployee directors, with a one-time 40,000 share grant to a newly elected director and annual 20,000 share grants to each existing director upon annual re-election. These options have an exercise price equal to fair market value on the grant date and vest quarterly in 6.25% increments over four years from the grant date. On January 8, 2001, each nonemployee director was granted additional options to purchase shares of the Company's Common Stock. Mr. Cupp was granted options to purchase 75,000 shares, Mr. Raymond was granted options to purchase 50,000 shares, and each of Messrs. Barter, Gafner, Gray and Tinsley were granted options to purchase 25,000 shares. These options have an exercise price of $20.8438 and vest quarterly in 6.25% increments over four years from the grant date.

     THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

                 ITEM TWO: PROPOSAL TO RATIFY THE SELECTION OF
                            INDEPENDENT ACCOUNTANTS

APPOINTMENT OF ARTHUR ANDERSEN LLP

     The Board, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP, independent public accountants, as the Company's independent accountants for the fiscal year ending March 31, 2002, subject to ratification of this appointment by the stockholders of the Company. Arthur Andersen LLP performed audit services in connection with the examination of the financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2001 and is considered by management of the Company to be well qualified. If this proposal does not receive a majority vote, the Board will reconsider the appointment. Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and to answer appropriate questions.

     AUDIT FEES. The aggregate fees billed by the Company's principal accounting firm, Arthur Andersen LLP, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2001 and the review of the financial statements included in the Company's Forms 10-Q for that year were $568,780.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. For the fiscal year ended March 31, 2001, Arthur Andersen LLP billed the Company $139,222 for professional services with regard to financial information systems design and implementation.

     ALL OTHER FEES. The aggregate fees billed to the Company by Arthur Andersen LLP for services, other than the services described above, rendered during the fiscal year ended March 31, 2001 were $1,632,086. These fees were primarily related to required statutory audit services and tax services performed in international locations.

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS.

                           ITEM THREE: OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by the Company will be voted with respect thereto in accordance with the best judgment of the persons designated as the proxies.

                               OTHER INFORMATION

CERTAIN STOCKHOLDERS

     The following table sets forth as of July 6, 2001 certain information regarding beneficial ownership of the Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, each director and nominee, the Chief Executive Officer, each of the four other most highly compensated executive officers and all directors, nominees and officers as a group. Unless otherwise indicated, the stockholders have sole voting and investment power with respect to shares beneficially owned by them, subject to community property laws, where applicable.

                                                                COMMON
                                                                STOCK
NAME                                                            OWNED      PERCENT
----                                                          ----------   -------
Putnam Investments, LLC(1)..................................  16,965,009     6.9%
  One Post Office Square
  Boston, MA 02109
Massachusetts Financial Services Company(2).................  14,697,977     6.0%
  500 Boylston Street
  Boston, MA 02116
Robert E. Beauchamp(3)......................................     620,871       *
Dan Barnea(4)...............................................     132,500       *
Darroll Buytenhuys(5).......................................      86,500       *
Jeffrey S. Hawn(6)..........................................     112,500       *
Debra A. Tummins(7).........................................     186,250       *
Jon E. Barfield.............................................           0      --
John W. Barter(8)...........................................     197,125       *
B. Garland Cupp(9)..........................................     229,593       *
Meldon K. Gafner(10)........................................     153,125       *
L. W. Gray(11)..............................................     200,125       *
George F. Raymond(12).......................................     150,250       *
Tom C. Tinsley(13)..........................................      93,125       *
All directors and officers as a group (16 persons)(14)......   2,543,791     1.0%

---------------

  *  Represents less than 1%.

 (1) Represents 16,965,009 shares beneficially owned by Putnam Investments, LLC. The number of shares beneficially owned by them is based on an Amendment to
     Schedule 13G filed by them in February 2001.

 (2) Represents 14,697,977 shares beneficially owned by Massachusetts Financial Services Company. The number of shares beneficially owned by them is based on an Amendment to Schedule 13G filed by them in March 2001.

 (3) Includes 457,778 shares subject to employee stock options exercisable within 60 days after July 6, 2001 and 75,000 shares of restricted stock.

 (4) Includes 92,500 shares subject to employee stock options exercisable within 60 days after July 6, 2001 and 40,000 shares of restricted stock.

 (5) Includes 46,500 shares subject to employee stock options exercisable within 60 days after July 6, 2001 and 40,000 shares of restricted stock.

 (6) Includes 62,500 shares subject to employee stock options exercisable within 60 days after July 6, 2001 and 50,000 shares of restricted stock.

 (7) Includes 56,250 shares subject to employee stock options exercisable within 60 days after July 6, 2001 and 40,000 shares of restricted stock.

 (8) Includes 173,125 shares subject to nonemployee director stock options exercisable within 60 days after July 6, 2001.

 (9) Includes 219,375 shares subject to nonemployee director stock options exercisable within 60 days after July 6, 2001.

(10) Includes 153,125 shares subject to nonemployee director stock options exercisable within 60 days after July 6, 2001.

(11) Includes 200,125 shares subject to nonemployee director stock options exercisable within 60 days after July 6, 2001.

(12) Includes 150,250 shares subject to nonemployee director stock options exercisable within 60 days after July 6, 2001.

(13) Includes 93,125 shares subject to nonemployee director stock options exercisable within 60 days after July 6, 2001.

(14) Includes 2,021,423 shares subject to stock options exercisable within 60 days after July 6, 2001 and 285,000 shares of restricted stock.

EXECUTIVE OFFICERS

     The executive officers are elected to serve annual terms. Certain information concerning the Company's executive officers as of the date of this proxy statement is set forth below, except that information concerning Messrs. Cupp and Beauchamp is set forth above under Item One: "Election of Directors."

NAME                            AGE                         POSITION
----                            ---                         --------
Dan Barnea....................  56    Senior Vice President, Operations
Darroll Buytenhuys............  53    Senior Vice President, Field
                                      Operations -- International
Jeffrey S. Hawn...............  37    Senior Vice President, BMC Ventures
Kirill Tatarinov..............  36    Senior Vice President and Chief Technology Officer
Debra A. Tummins..............  49    Senior Vice President, Field Operations -- Americas
Robert H. Whilden, Jr. .......  66    Senior Vice President, General Counsel and Secretary
John W. Cox...................  42    Vice President, Chief Financial Officer and Chief
                                      Accounting Officer
Stephen B. Solcher............  40    Vice President, Treasurer

     Mr. Barnea has served as Senior Vice President, Operations since January 2001. Mr. Barnea joined the Company in April 1999 when the Company acquired New Dimension Software Ltd. From June 1995, he served as Chief Executive Officer of New Dimension Software Ltd.

     Mr. Buytenhuys joined the Company in April 1999 with the Company's acquisition of New Dimension Software Ltd. From April 1999 to January 2000, he served as Vice President, IT Process Automation, and he was appointed Senior Vice President, Field Operations -- International in January 2000. Prior to joining the Company, Mr. Buytenhuys served in various positions at New Dimension Software, Inc., the United States subsidiary of New Dimension Software Ltd., since 1991, including President since 1997.

     Mr. Hawn has served as Senior Vice President, BMC Ventures since July 2000. From 1995 to July 2000, Mr. Hawn was a partner with McKinsey & Company, a leading management consulting firm. Before joining McKinsey & Company in 1990, Mr. Hawn was with First Boston Corporation's investment banking group.

     Mr. Tatarinov has been Senior Vice President and Chief Technology Officer since October 2000. Prior to this position, he served as Vice President, Corporate Development from April 1998 to October 2000. From January 1994 to April 1998, he was responsible for the Company's PATROL business. Mr. Tatarinov joined the Company in January 1994 with the acquisition of Patrol Software Pty. Ltd. where he served as head of research and development, chief architect and co-founder.

     Ms. Tummins was appointed Senior Vice President, Field
Operations -- Americas in July 2000. She joined the Company in 1987 and has served in a variety of sales and senior sales management positions, most recently as Vice President, from 1995 until March 2000. Prior to her current position, she was responsible for the Company's North American Eastern division, strategic accounts, and North American channels.

     Mr. Whilden joined the Company in January 2000 as Senior Vice President, General Counsel. Mr. Whilden was elected Secretary on September 8, 2000. Prior to joining the Company, he had been a partner with the law firm of Vinson & Elkins, L.L.P. in Houston, Texas for more than five years.

     Mr. Cox serves as Vice President, Chief Financial Officer and Chief Accounting Officer. He was appointed Vice President, Chief Accounting Officer in December 1999. He has been employed by the Company since 1989, when he joined the Company as manager of taxation. During his employment with the Company, he has served in various senior taxation and finance positions, including Vice President of Taxation and Investor Relations.

     Mr. Solcher joined the Company as Assistant Treasurer in September 1991 and has served as Treasurer since April 1992 and Vice President of Finance since 1998. Prior to joining the Company, Mr. Solcher was employed as an experienced audit manager by Arthur Andersen LLP, the Company's independent accountants, from 1983 to 1991.

                             EXECUTIVE COMPENSATION

     The following tables and notes thereto present information concerning the cash compensation, restricted stock grants, stock option grants and stock option exercises of each of the persons who served as the Company's Chief Executive Officer during fiscal 2001 and the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, serving as executive officers at the end of fiscal 2001 (the "Named Executive Officers"). The Company's compensation policies are discussed below under the caption
"-- Report of the Compensation Committee of the Board."

                              SUMMARY COMPENSATION

                                                                                                        SECURITIES
                                                                           OTHER ANNUAL   RESTRICTED    UNDERLYING    ALL OTHER
                                            FISCAL   SALARY      BONUS     COMPENSATION   STOCK AWARD    OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR      ($)        ($)          ($)            ($)          (#)           ($)
---------------------------                 ------   -------   ---------   ------------   -----------   ----------   ------------
Max P. Watson Jr. ........................   2001    592,500     822,902      --              --        1,000,000       8,096(5)
  Chairman of the Board, President           2000    400,000     817,348      --              --           --           7,466(5)
  and Chief Executive Officer(1)             1999    400,000   1,903,901      --              --          500,000       8,456(5)
Robert E. Beauchamp.......................   2001    484,680     393,307      --           3,267,188    1,115,000       5,699(5)
  President and Chief                        2000    220,000     329,652      --              --           --           5,551(5)
  Executive Officer                          1999    220,000     839,926      --              --          225,000       5,587(5)
Dan Barnea................................   2001    331,251     318,691      --             850,000      250,000       --
  Senior Vice President, Operations(2)
Darroll Buytenhuys........................   2001    273,333     344,177      92,555(4)    1,742,500      250,000       1,247(6)
  Senior Vice President,                     2000    145,417     385,654      --              --          135,000         426(6)
  Field Operations -- International(3)
Jeffrey S. Hawn...........................   2001    257,036     348,242      --             900,000      450,000       5,432(5)
  Senior Vice President, BMC Ventures(2)
Debra A. Tummins..........................   2001    226,159     527,555      --             850,000      425,000       5,650(5)
  Senior Vice President,
  Field Operations -- Americas(2)

---------------

(1) Mr. Watson resigned as President and Chief Executive Officer of the Company effective January 5, 2001 and as Chairman of the Board effective April 30, 2001.

(2) Mr. Barnea, Mr. Hawn and Ms. Tummins were appointed executive officers of the Company during fiscal 2001.

(3) Mr. Buytenhuys was appointed an executive officer of the Company during fiscal 2000.

(4) Represents $92,555 for expatriate cost of living adjustments and allowances. No other Named Executive Officer received perquisites or other personal benefits exceeding $50,000 or 10% of their total reported annual salary and bonus.

(5) Includes $5,000 of nondiscriminatory Board authorized matching contributions under the Company's 401(k) plan with the remainder representing the Company's payments of insurance premiums for group term life insurance for the Named Executive Officer.

(6) Represents the Company's payments of insurance premiums for group term life insurance for the Named Executive Officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information on option grants in fiscal 2001 to the Named Executive Officers.

                                          INDIVIDUAL GRANTS
                        ------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF      PERCENT OF                                 ASSUMED ANNUAL RATES OF
                         SECURITIES     TOTAL OPTIONS                            STOCK PRICE APPRECIATION FOR
                         UNDERLYING      GRANTED TO     EXERCISE                        OPTION TERM(2)
                           OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION   -----------------------------
                        GRANTED(#)(1)    FISCAL YEAR    ($/SHARE)      DATE          5%($)          10%($)
                        -------------   -------------   ---------   ----------   -------------   -------------
Max P. Watson Jr. ....    1,000,000          6.0%         45.782     4/26/10      28,792,050      72,964,700
Robert E. Beauchamp...      115,000          0.7%         45.782     4/26/10       3,311,085       8,390,941
                          1,000,000          6.0%        20.8438      1/8/11      13,108,550      33,219,650
Dan Barnea............       50,000          0.3%         45.782     4/26/10       1,439,603       3,648,235
                            200,000          1.2%        20.8438      1/8/11       2,621,710       6,643,930
Darroll Buytenhuys....       50,000          0.3%         45.782     4/26/10       1,439,603       3,648,235
                            200,000          1.2%        20.8438      1/8/11       2,621,710       6,643,930
Jeffrey S. Hawn.......      250,000          1.5%        18.4688     7/24/10       2,903,733       7,358,628
                            200,000          1.2%        20.8438      1/8/11       2,621,710       6,643,930
Debra A. Tummins......      225,000          1.3%          20.75     7/11/10       2,936,151       7,440,786
                            200,000          1.2%        20.8438      1/8/11       2,621,710       6,643,930

---------------

(1) All options listed were granted pursuant to the 1994 Employee Incentive Plan. The option exercise price is the market price when granted; the options have a term of 10 years and vest in 25% annual increments on the first through fourth anniversaries of the grant date.

(2) Potential realizable values are based on the assumed annual growth rates for each of the grants shown over their 10-year option term. Such increases in values are based on speculative assumptions and should not inflate expectations of the future market value of the Company's Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in fiscal 2001 by the Named Executive Officers and the value of such officers' unexercised options at March 31, 2001 using the closing market price of $21.50.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              SHARES                            OPTIONS AT              IN-THE-MONEY OPTIONS AT
                             ACQUIRED                       FISCAL YEAR-END(#)            FISCAL YEAR-END($)
                                ON           VALUE      ---------------------------   ---------------------------
                            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            -----------   -----------   -----------   -------------   -----------   -------------
Max P. Watson Jr. ........    385,000     11,368,079     2,150,000      1,300,000     31,141,500             0
Robert E. Beauchamp.......     24,000        652,920       409,028      1,430,000        314,880       656,200
Dan Barnea................         --             --        40,000        410,000              0       131,240
Darroll Buytenhuys........         --             --        27,000        358,000              0       131,240
Jeffrey S. Hawn...........         --             --             0        450,000              0       889,040
Debra A. Tummins..........         --             --             0        425,000              0       299,990

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Max P. Watson Jr., effective April 26, 2000. As part of this employment agreement, Mr. Watson was granted options to purchase 1,000,000 shares of Company Common Stock at an exercise price of $45.782 per share. Assuming that Mr. Watson remains an employee of the Company, these options vest in 25% annual increments over a four-year period. Upon his resignation as President and Chief Executive Officer of the Company, Mr. Watson and the Company entered into a separation agreement and general release. Under the terms of this separation agreement, Mr. Watson agreed to continue to serve as Chairman of the Board until April 30, 2001 and as an employee advisor to the Company until April 15, 2002. Upon the termination of Mr. Watson's employment, Mr. Watson will be paid a lump sum of approximately $1.8 million and a payment equal to the average of the yearly cash bonus amounts payable to Mr. Watson for fiscal years 1999 and 2000.

     The Company entered into a new employment agreement with Robert E. Beauchamp, effective January 5, 2001, after his appointment as President and Chief Executive Officer. Under this employment agreement, which provides that Mr. Beauchamp's employment with the Company is "at will," Mr. Beauchamp is entitled to an annual base salary of $600,000 and a target annual cash bonus of up to 200% of his base salary. The actual amount of any cash bonus is based on performance and is subject to the achievement of certain financial, management team and individual objectives, however, the Board of Directors will make the decision, in its sole discretion, as to whether such objectives were met or exceeded. As part of this employment agreement, Mr. Beauchamp was also granted options to purchase 1,000,000 shares of Company Common Stock at an exercise price of $20.8438 per share. Assuming that Mr. Beauchamp remains an employee of the Company, these options vest in 25% annual increments over a four-year period. This employment agreement provides that in the case of a termination of employment by the Company without cause, as defined in the agreement, or by Mr. Beauchamp for good reason, as defined in the agreement, Mr. Beauchamp would be entitled to a payment equal to two years of his then current base salary and a payment equal to the average of the yearly cash bonus amounts received by him in each of the three years preceding the year of termination. This employment agreement also provides that in the event of a termination of employment due to a change of control of the Company, Mr. Beauchamp would be entitled to a payment equal to two years of his then current base salary and a payment equal to the average of the yearly cash bonus amounts received by him in each of the three years preceding the year of termination. In such event, Mr. Beauchamp would continue to receive benefits for eighteen months. This employment agreement contains restrictions on competitive activities, disclosure of Company confidential information and solicitation of Company employees, and receipt of severance benefits is contingent upon execution of a release of claims.

     The Company also entered into employment agreements during fiscal 2001 with each of Dan Barnea, Darroll Buytenhuys, Jeffrey S. Hawn and Debra A. Tummins. Under these employment agreements, which have a four-year initial term, Dan Barnea receives an annual base salary of no less than $425,000; Darroll Buytenhuys receives an annual base salary of no less than $400,000; Jeffrey S. Hawn receives an annual base salary of no less than $425,000; and Debra A. Tummins receives an annual base salary of no less than $400,000. In addition, each executive is entitled to a target annual cash bonus equal to a percentage of his or her annual base salary, as follows: Mr. Barnea and Mr. Hawn -- 125% and Mr. Buytenhuys and Ms. Tummins -- 150%. The actual amount of any such cash bonus is based on performance. As part of their employment agreements, each executive was granted options as follows: Mr. Barnea received 50,000 options with an exercise price of $45.782 per share; Mr. Buytenhuys received 50,000 options with an exercise price of $45.782 per share; Mr. Hawn received 250,000 options with an exercise price of $18.4688 per share; and Ms. Tummins received 225,000 options with an exercise price of $20.75 per share. Assuming that the executive remains an employee of the Company, these options vest in 25% annual increments over a four-year period. Each employment agreement provides that in the case of a termination of employment by the Company without cause, as defined in the agreement, or by the executive for good reason, as defined in the agreement, the executive would be entitled to a payment equal to two years of his or her then current base salary and a payment equal to the average of the yearly cash bonus amounts received by him or her in each of the three years preceding the year of termination. Each employment agreement also provides that in the event of a termination of employment due to a change of control of the Company, the executive would be entitled to a payment equal to two years of his or her then current base salary and a payment equal to the average of the yearly cash bonus amounts received by him or her in each of the three years preceding the year of termination. In such event, the executive would vest fully in any outstanding options and would continue to receive benefits for eighteen months. Each employment agreement contains restrictions on competitive activities, disclosure of Company confidential information and solicitation of Company employees.

     In conjunction with the execution of his employment agreement effective July 24, 2000, Mr. Hawn received a loan from the Company in the principal amount of $2,000,000. The loan matures on July 24, 2003 with principal payments due to the Company in three equal, annual installments, and the loan bears interest at an annual rate of 6.37%. To the extent Mr. Hawn continues his employment with the Company in accordance with the terms of his employment agreement during the term of the loan, then the Company will forgive the annual principal and interest payment due and payable by Mr. Hawn for each year that Mr. Hawn provides such services. In the event Mr. Hawn breaches the employment agreement or terminates his employment with the Company prior to the maturity date of the loan, the unpaid principal balance of the loan, together with all accrued interest thereon, will be at once due and payable.

     On January 8, 2001, Mr. Hawn received an additional loan from the Company in the principal amount of $850,000. The terms of this loan are the same as the loan described above, except for the maturity date which is January 8, 2004 and the rate of interest which is 5.90%.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

     The Compensation Committee is comprised of three nonmanagement directors, who are "independent directors" under Section 16 of the Securities Exchange Act of 1934. The Compensation Committee approves and administers the compensation programs for the Company's executive officers and other key employees and approves grants under the Company's equity compensation plans. The Compensation Committee, with the aid of internal staff, at least annually reviews and evaluates the Company's compensation programs to determine their effectiveness in attracting, motivating and retaining highly skilled executive officers.

     Compensation Philosophy. The Company's compensation program for its executive officers is designed to preserve and enhance stockholder value by heavily emphasizing performance-based compensation. The program is directed towards motivating executives to achieve the Company's business objectives, to reward them for their achievement and to attract and retain executive officers who contribute to the Company's long-term success. Competition is intense for senior executives within the high technology and computer software industries, with established companies and start-ups aggressively recruiting management talent. A key design criteria for the Company's compensation programs is therefore the retention of its senior management and other key employees that are capable of leading the Company.

     Compensation Components. The Company's executive compensation program has three primary components: base salary, annual cash incentive bonuses and long-term incentives. Periodically the Company will employ external consultants to review competitiveness and ensure the incentive program design is consistent with company objectives. The Company modified the compensation program for fiscal 2001 based on recommendations from independent compensation consultants.

     Base Salary. The level of base salary paid to executive officers is determined on the basis of the importance of the position and on market data. The salaries are designed to attract and retain high-performing individuals. Therefore, the Company believes the base salaries of its executives are, and should be, at least equal to those of comparable companies. A market comparison was conducted in fiscal 2001 that illustrated the need to increase the base salaries for Messrs. Barnea, Hawn, and Tatarinov in order to remain competitive. Mr. Beauchamp was promoted to Chief Executive Officer during fiscal 2001 and received a salary increase at that time.

     Annual Cash Incentive Bonuses. The incentive program is designed to focus executives on annual and long-term strategic objectives of the Company and link executives to Company success. In fiscal 2001, executives were measured on revenue, income and strategic goal attainment. These metrics created a focus on short-term goal attainment, revenue growth and income growth while also focusing executives on the longer-term strategic goals of the Company.

     This program in conjunction with base pay has historically generated annual cash compensation in the 90th percentile of peer companies because of the Company's success and financial performance. This program heavily weights a participant's total targeted annual cash compensation to the performance-based bonus amount.

     In developing targets for fiscal 2001 the Compensation Committee estimated earnings growth in the range of 25%. This growth would generate bonuses significantly higher than the industry. The Company's actual earnings growth in fiscal 2001 was below its beginning of the year projections; consequently, the actual annual bonuses for fiscal 2001 were less than the targeted bonus amounts established at the beginning of the fiscal year.

     Long-Term Incentives. The Company believes that a significant part of the executives' compensation should be focused on the long-term success of the Company. To support this philosophy the Company uses equity-based compensation to tie the executives to stockholders' interests. The use of equity-based compensation is also a key component to attract and retain top talent over multiple years.

     Compensation of the Chief Executive Officer. As described above, the Company determines compensation for all executives, including the Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation. Mr. Beauchamp's base salary was established at $600,000 for fiscal 2001. The Chief Executive Officer's annual cash bonus was based on his individual performance and that of the Company as described above. Additionally as part of Mr. Beauchamp's promotion to Chief Executive Officer he received a stock option grant for 1,000,000 shares, which vest in 25% annual increments on the first through fourth anniversaries of the grant date.

     Deductibility. Internal Revenue Code Section 162(m) precludes a public corporation from taking a deduction in excess of $1 million for its chief executive officer or any of its four other highest paid officers. Performance-based compensation meeting the criteria in Section 162(m), however, is specifically exempt from the deduction limit. The Company's stock option grants to the Named Executive Officers have all been designed to qualify as exempt performance-based compensation. The Company has not taken actions necessary to qualify its restricted stock grants for the exclusion of Section 162(m). While the Company intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in fiscal 2002 it also intends to maintain the flexibility to take actions that it considers to be in the Company's best interests and to take into consideration factors other than tax deductibility.

     Respectfully submitted by the Compensation Committee of the Board of Directors of the Company:

                                            Meldon K. Gafner, Chairman
                                            B. Garland Cupp
                                            Tom C. Tinsley

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

     The Audit Committee of the Board of Directors is composed of three independent directors as defined by the rules of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

     The Audit Committee has met and reviewed the Company's audited financial statements as of and for the year ended March 31, 2001, with the Company's management, which has the primary responsibility for the Company's financial statements. The Company's independent accountants, Arthur Andersen LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon.

     The Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communicating with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with Arthur Andersen LLP their independence. The Audit Committee also considered whether Arthur Andersen LLP's non-audit services to the Company were compatible with their independence and concluded their independence was not compromised by the provision of such services.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001, for filing with the Securities and Exchange Commission.

     Respectfully submitted by the Audit Committee of the Board of Directors of the Company.

                                            George F. Raymond, Chairman
                                            John W. Barter
                                            L.W. Gray

PERFORMANCE GRAPH

     The following indexed graph indicates the Company's total return to its stockholders for the five year period ended March 31, 2001, as compared to the total return over such period for the Standard & Poor's 500 Composite Index and the Standard & Poor's Computer Software & Services Composite Index. This graph assumes a $100 investment at the beginning of such period and the reinvestment of all dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG BMC SOFTWARE, INC., THE S & P 500 INDEX
              AND THE S & P COMPUTERS (SOFTWARE & SERVICES) INDEX

                                                                                                             S & P COMPUTERS
                                                                                                               (SOFTWARE &
                                                   BMC SOFTWARE, INC.                S&P 500                    SERVICES)
                                                   ------------------                -------                 ---------------
3/96                                                     100.00                      100.00                      100.00
3/97                                                     168.49                      119.82                      140.35
3/98                                                     306.16                      177.34                      256.52
3/99                                                     270.78                      210.07                      444.38
3/00                                                     360.73                      247.77                      612.49
3/01                                                     157.08                      194.06                      268.70

*$100 INVESTED ON 3/31/96 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING MARCH 31.

MEASUREMENT PERIOD                                             BMC                  S&P COMPUTER
(FISCAL YEAR COVERED)                                        SOFTWARE   S&P 500   SOFTWARE/SERVICES
---------------------                                        --------   -------   -----------------
1996.......................................................   100.00    100.00         100.00
1997.......................................................   168.49    119.82         140.35
1998.......................................................   306.16    177.34         256.52
1999.......................................................   270.78    210.07         444.38
2000.......................................................   360.73    247.77         612.49
2001.......................................................   157.08    194.06         268.70

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that, during the fiscal year ended March 31, 2001, all filing requirements of Section 16(a) of the Securities Exchange Act of 1934 applicable to the Company's directors, executive officers and greater than ten-percent beneficial owners were complied with.

RELATED TRANSACTIONS

     John S. Watson, the brother of Max P. Watson Jr., the Company's former Chairman of the Board, President and Chief Executive Officer, is a partner in the law firm of Vinson & Elkins L.L.P., which is the Company's principal outside counsel. Vinson & Elkins invoiced the Company approximately $1,863,856 for legal services rendered in fiscal 2001.

                             STOCKHOLDER PROPOSALS

     Proposals received from the stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2002 Annual Meeting of Stockholders if they are received by the Company on or before March 26, 2002. Any stockholder proposal should be directed to the attention of the Secretary of the Company, at the address indicated on page 1 of this proxy statement. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company on or prior to June 9, 2002. The Company will have discretionary authority with respect to stockholder proposals submitted for consideration at the 2002 Annual Meeting of Stockholders that are not "timely" within the meaning of Rule 14a-4(c).

                           ANNUAL REPORT ON FORM 10-K

     The Company has furnished a copy of the Company's Annual Report, as filed with the Securities and Exchange Commission, including the financial statements and the financial statement schedule thereto to each person whose proxy is being solicited. The Company will furnish to any such person any exhibit described in the list accompanying the Annual Report, upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to Mr. Robert H. Whilden, Jr., Secretary of the Company, at the Company's principal address as shown on page 1 of this proxy statement.

                               OTHER INFORMATION

     Internet and telephone voting. Stockholders have the opportunity to vote via the Internet or by telephone. Votes submitted electronically via the Internet or by telephone must be received by midnight Eastern Daylight Time, on August 26, 2001. Submitting a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. To vote via the Internet or by telephone, please refer to the accompanying instructions.

     The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

     Transfer Agent. Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates to: EquiServe Trust Company, N.A. , P.O. Box 43010, Providence, RI 02940-3010. The Company's transfer agent may also be reached via the Internet at www.equiserve.com, by telephone at (781) 575-3120 or by facsimile at (781) 828-8813.

                                 OTHER MATTERS

     The Annual Report for the fiscal year ended March 31, 2001 has been mailed to each stockholder entitled to vote at the Annual Meeting.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company has engaged Georgeson Shareholder Communications Inc. to act as its proxy solicitor and anticipates that its fees will be approximately $10,000 in connection therewith. In addition to solicitations by mail, a number of officers, directors and regular employees of the Company may, if necessary to ensure the presence of a quorum and at no additional expense to the Company, solicit proxies in person or by telephone. The Company also will make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

     The persons designated to vote shares covered by proxies intend to exercise their judgment in voting such shares on other matters that may come before the Annual Meeting. Management does not expect, however, that any matters other than those referred to in this proxy statement will be presented for action at the Annual meeting.

                                            By Order of the Board of Directors

                                            /s/ ROBERT H. WHILDEN, JR.
                                            Robert H. Whilden, Jr.
                                            Secretary

Houston, Texas
July 23, 2001

                                                                      APPENDIX A

                               BMC SOFTWARE, INC.
                            AUDIT COMMITTEE CHARTER
                                 MARCH 23, 2000

MISSION STATEMENT

     The principal responsibility of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of the Company in fulfilling its responsibility to oversee management's conduct of the Company's internal control process and the adherence to corporate policies and procedures. The scope of the Committee's responsibility entails serving as the focal point for communication between the Board, external auditors, internal auditors and management.

MEMBERSHIP AND MEETINGS

     1. The Committee shall consist of three to five members, all of which should be independent directors and financially literate. At least one member should have accounting or related financial management expertise.

     2. The Committee shall meet at least two times each year. The Committee should meet during the external audit planning phase to review the scope and details of the audit and approve the audit fee. A second meeting should be held at the conclusion of the external audit to review the audit opinion, the recommendations of the external auditors, and any situations involving irregularities or weaknesses in internal control structure. Management, internal audit, and other corporate compliance persons should normally meet with the Committee as needed, but at least annually.

     3. Each member shall be appointed to an annual term, with reappointment to be determined by the Board.

DUTIES AND RESPONSIBILITIES

     1. The Committee shall recommend to the Board the selection and replacement of the external auditors. In this regard, ensure that the Company and its external auditors are aware that the external auditors are ultimately accountable to the Board and to the Committee.

     2. Review and approve the annual audit scope of the external auditing firm and the internal auditors. The external auditors should be required to conduct a formal review of the quarterly financial statements prior to filing each Form 10-Q.

     3. Review the independence of the external auditing firm and management's evaluation of this independence. Review and evaluate written statements from the auditing firm describing all relationships with the Company.

     4. Discuss with the external auditor the results of its audit from the preceding year, including:

          a. A review of the audited financial statements and the memorandum containing recommendations for improving accounting procedures and internal controls.

          b. The adequacy of the organization's internal control structure.

          c. Management's cooperation with the external auditor.

          d. The adequacy and quality of the organization's accounting principles and policies when compared to its industry in general.

          e. A determination that the organization's financial statements constitute a full and meaningful report to the Company's shareholders and creditors.

     5. Discuss items b. and d. above, as well as all significant findings, with the Company's internal auditors.

     6. Discuss with the Company's internal auditors the issues and observations of the internal audit projects and periodically review the same to ensure they have been addressed and resolved.

     7. Review with management the "Management's Discussion and Analysis" section of the Company's annual report to shareholders.

     8. Review with management, the internal auditors and the external auditors all significant issues concerning litigation, contingencies, claims, or assessments and all material transactions and accounting issues and transactions that require disclosure in the Company's financial statements. The review should include a discussion of recent FASB or other regulatory agency pronouncements that may have a material impact on the organization.

     9. Monitor instances where management seeks second opinions on significant accounting matters.

     10. Review management's evaluation of the adequacy of the organization's internal control structure and the extent to which major recommendations made by the external and internal auditors have been implemented.

     11. Review the audit results of governmental and regulatory agencies and independent accountants engaged for specific purposes.

     12. Direct and supervise an investigation into any matter as deemed necessary to discharge its duties and responsibilities. In connection with any such investigation, the Committee shall have access to all books, records, facilities and personnel of the Company and the authority to employ outside counsel, auditors or other experts at organizational expense for such purpose.

     13. Provide a report of Committee activities to the Board at regular intervals.

     14. Review the Committee charter annually and recommend modifications to the Board as needed.

QUORUM AND VOTING RULES

     A quorum of the Committee shall consist of a majority of its members. All actions of the Committee shall be subject to majority vote, unless there are only two members, in which case such actions require a unanimous vote. Voting should be conducted verbally and the results should be recorded in the minutes.

                           [BMC SOFTWARE, INC. LOGO]

                                                                      2210-PS-01

                                  DETACH HERE

                                     PROXY

                               BMC SOFTWARE, INC.

                 PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert E. Beauchamp and Robert H. Whilden, Jr. and each of them, with or without the others, with full power of substitution to vote all shares of stock that the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of BMC Software, Inc. (the "Company") to be held at 2101 CityWest Boulevard, building two, in the auditorium, Houston, Texas on August 27, 2001 at 10:00 a.m. Central Daylight Time, all adjournments and postponements thereof as follows on the reverse side.

     This proxy will be voted as you specify on the reverse side. If no specification is made, this proxy will be voted with respect to Item (1) FOR the nominees listed and with respect to Item (2) FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the year ending March 31, 2002. The undersigned hereby acknowledges receipt of the Notice of the 2001 Annual Meeting and related Proxy Statement and the Company's 2001 Annual Report to Stockholders.





-----------                                                         -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                         -----------

Vote By Telephone

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

-----------------------------------------------------------------------------
Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.
-----------------------------------------------------------------------------

Your vote is important!
Call 1-877-PRX-VOTE anytime!

Vote By Internet

It's fast, convenient, and your vote is immediately confirmed and posted.

-----------------------------------------------------------------------------
Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Go to the Website http://www.eproxyvote.com/bmc

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the instructions provided.
-----------------------------------------------------------------------------

Your vote is important!

Go to http://www.eproxyvote.com/bmc anytime!


Do not return your Proxy Card if you are voting by Telephone or Internet



                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.


1. Election of eight directors to serve until the Company's 2002 Annual Meeting:

Nominees: (01) Jon E. Barfield, (02) John W. Barter,
          (03) Robert E. Beauchamp, (04) B. Garland Cupp,
          (05) Maldon K. Gafner, (06) L. W. Gray, (07) George F. Raymond and (08) Tom C. Tinsley.

     FOR all nominees [ ]     [ ] WITHHOLD AUTHORITY
        (listed except                to vote for
         as marked to                all nominees
         the contrary)                  listed


[ ]
    ------------------------------------------------------
    (INSTRUCTION To withhold authority for any individual nominee, write that nominee's name in the box above)

                                                  FOR    AGAINST   ABSTAIN
2. Proposal to ratify the appointment by the      [ ]      [ ]       [ ]
   Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the year ending March 31, 2002.

3. In their discretion, upon any other business as may properly come before said meeting.



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

(PLEASE RETURN THIS SIGNED PROXY CARD IN THE ACCOMPANYING ADDRESSED ENVELOPE)

Note: Joint owners must each sign. Please sign your name exactly as it appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If held by a corporation, please sign in the full corporate name by the president or other authorized officer.



Signature:                    Date:      Signature:                     Date:
          -------------------      ----            -------------------       ---